EXHIBIT 4.1

                          GENTIVA HEALTH SERVICES, INC.
                            1999 STOCK INCENTIVE PLAN

     1. Purpose.

     The purpose of the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (the "Plan"), is to enable Gentiva Health Services, Inc. (the "Company") and Related Companies (as defined below) to attract and retain employees, Directors (as defined below) and Consultants (as defined below) who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees, Directors and Consultants to participate in the long-term success and growth of the Company by giving them an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

     2. Types of Awards.

     Awards under the Plan may be in the form of (i) incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter, including applicable regulations thereunder, the "Code") or any successor provisions thereto, and (ii) options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options") (collectively, "Stock Options").

     3. Administration.

     3.1 The Plan shall be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board") consisting of not less than two "non-employee directors" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule) who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code, are also "outside directors" (within the meaning of Section 162(m) of the Code). The members of the Committee shall serve at the pleasure of the Board.

     3.2 The Committee shall have the authority to grant awards to eligible employees, Directors and Consultants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. Subject to the terms of the Plan, the Committee's authority shall include, but not be limited to, the authority:

          (a) to determine whether and to what extent any award will be granted hereunder;

          (b) to select the employees, Directors and Consultants to whom awards will be granted;


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          (c) to determine the number of shares of the common stock, par value
     $.10 per share of the Company (the "Common Stock") to be covered by each award granted hereunder; provided, however, that no more than 300,000 shares (subject to adjustment as provided in Section 4.3 herein) may be awarded under the Plan to any employee, Director or Consultant in any calendar year;

          (d) to determine the form and the terms and conditions of any award granted hereunder, including, but not limited to, any restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

          (e) to determine pursuant to a formula or otherwise the fair market value of the Common Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value shall mean the closing sale price of the Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading on a given date;

          (f) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

          (g) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

     3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     3.4 The Committee may delegate to officers or managers of the Company or any Related Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions (including making awards hereunder) as the Committee may determine, to the extent permitted under Rule 16b-3 of the Exchange Act (if applicable) and applicable law. Without limiting the foregoing, unless otherwise determined by the Committee, the Company's Chief Executive Officer, in consultation with the head of the Company's Human Resources Department, may make awards of Stock Options to newly hired employees and recently promoted employees who, in either case, are not subject to Section 16 of the Exchange Act; provided, however, that the maximum number of shares of Common Stock subject to any such Stock Option shall be 10,000 shares (subject to adjustment as provided in Section 4.3 below).



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     4. Stock Subject to Plan.

     4.1 The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 5,000,000 (subject to adjustment as provided in Section 4.3 below). Such shares may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent an option terminates without having been exercised, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan.

     4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Common Stock dividend, Common Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporation structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares available for any individual awards, the number and kind of shares, other securities or other consideration subject to outstanding awards and the exercise price to be paid by employees, Directors and Consultants with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

     5. Eligibility.

     Officers and other employees of the Company or a Related Company, members of the Board who are not employees of the Company or a Related Company ("Directors"), and Consultants to the Company or a Related Company are eligible to be granted awards under the Plan; provided, however, that, to the extent required under Section 422 of the Code, Incentive Stock Options may be granted only to officers and other employees of the Company or any subsidiary corporation in which the Company owns, directly or indirectly, stock having 50% or more of the total combined voting power of all classes of stock, within the meaning of Section 424(f) of the Code. For purposes hereof, "Consultant" means an individual who furnishes services to the Company or a Related Company and (i) is neither an employee of the Company or any Related Company nor a Director and
(ii) in the determination of the Committee, has made a significant contribution to the growth and development of the Company.

     The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     6. Terms of Stock Options.



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     6.1 Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the option price of Non-Qualified Stock Options shall not be less than 85%, and the option price of Incentive Stock Options shall not be less than 100%, of the fair market value of the Common Stock on the date of award of each such Stock Option.

     6.2 Option Term. The term of each Stock Option shall be ten years from the date of grant thereof, unless a shorter term is provided for by the Committee at the time of grant, subject to earlier termination as provided in Sections 6.7 and 6.8 hereof.

     6.3 Exercisability. Except as otherwise provided by the Committee at the time of grant, or as provided in Section 9 hereof, (i) Stock Options granted to employees of the Company or a Related Company shall vest and be first exercisable in annual installments of 25% of the shares originally subject thereto, commencing on the first anniversary of the date of grant of the Stock Option, and an additional 25% of such shares each year thereafter, (ii) Stock Options granted to Directors shall vest and become first exercisable one year after the date of grant, and (iii) Stock Options granted to Consultants of the Company or a Related Company shall vest and become first exercisable no earlier than six months nor later than five years from the date of grant, as determined by the Committee. The Committee may accelerate an exercise date of any Stock Option or otherwise waive the installment exercise provisions at any time (including at time of grant) in whole or in part. Except as provided in Section
6.7 and 6.8 or otherwise determined by the Committee at any time (including at the time of grant), a Stock Option shall not be exercisable unless the optionee is an employee of the Company or a Related Company, or is a Director of the Company or Consultant to the Company or a Related Company, at the time of exercise.

     6.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the option price. Payment of the option price shall be made in cash or cash equivalents or, if permitted by the Committee (either in the option agreement or at the time of exercise), by delivery of shares of Common Stock already owned by the optionee or withholding of shares subject to awards hereunder (in each case, such shares having a fair market value on the date of exercise equal to the aggregate option price), or in any other manner permitted by law and as determined by the Committee, or any combination of the foregoing.

     6.5 No Shareholder Rights. An optionee shall have neither rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

     6.6 Non-transferability. Except as otherwise determined by the Committee,
(i) no Stock Option shall be transferable by the optionee other than by will or by



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the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

     6.7 Effect of Termination of Employment Under Certain Circumstances. If an optionee who is an employee of the Company or a Related Company ceases to be so employed, for any reason other than death, retirement, or permanent disability, any Stock Option held by such optionee under the Plan shall terminate 90 days after termination of employment. If any such optionee ceases to be an employee of the Company or a Related Company, by reason of retirement (at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Committee may determine) or permanent disability, any Stock Option held by such optionee may be exercised, to the extent exercisable on the day preceding the date of such cessation of employment, at any time within one year after such cessation of employment, at the end of which period the Stock Option shall terminate. Notwithstanding the foregoing, the Committee in its sole discretion may provide, at the time of grant or otherwise, for different rules to apply to the exercisability of Stock Options held by an optionee at the time of each optionee's cessation of employment. In no event shall a Stock Option be exercised after the expiration of the term thereof.

     6.8 Death of Employee Optionees. If an optionee dies while an employee of the Company or a Related Company, or within one year after the optionee has ceased to be an employee by reason of retirement, or by reason of such optionee's permanent disability, such Stock Option may be exercised, to the extent exercisable on the day preceding the date such optionee ceases to be an employee by the estate of such deceased optionee, or by a person or persons who acquire the right to exercise such option by bequest or inheritance or by reason of the death of such optionee, at any time within one year after such optionee's death, or within such shorter period of time as shall be prescribed in the option agreement, at the end of which period such Stock Option shall terminate. In no event shall a Stock Option be exercised after the expiration of the term thereof.

     6.9 Termination of Director and Consultant Options. Unless otherwise provided by the Committee at the time of grant or otherwise, Stock Options granted to Directors and Consultants shall be subject to the following events of termination:

          (a) in the event a Director is removed from the Board, all unexercised Stock Options held by such Director on the date of such removal (whether or not vested) shall expire immediately;

          (b) in the event a Director ceases to be a member of the Board, other than by reason of removal, all unexercised Stock Options held by such Director at the time the Director ceases to be a member of the Board shall expire, unless vested, and if vested must be exercised within one year of the Director's last day as a member of the Board; and



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          (c) in the event a Consultant no longer furnishes services to the
     Company or a Related Company, all unexercised Stock Options held by such Consultant at the time such Consultant ceases to furnish such services shall expire, unless vested, and if vested must be exercised within ninety
     (90) days of the time such Consultant so ceases to furnish services to the Company.

Notwithstanding the foregoing, in no event shall a Stock Option be exercised after the expiration of the term thereof.

     7. Tax Withholding.

     7.1 Each optionee shall, no later than the date as of which the value of an award first becomes includible in the optionee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

     7.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an optionee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock (at its fair market value) otherwise deliverable to the optionee with respect to the award, or (ii) delivering to the Company shares of Common Stock (at its fair market value) already owned by the optionee.

     8. Amendments and Termination.

     The Plan shall terminate on November 11, 2009, and no Stock Option shall be awarded under the Plan on or after such date. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the written consent of the employee, non-employee director or Consultant. Amendments may be made without shareholder approval except as required to satisfy Section 162(m) of the Code or, with respect to Incentive Stock Options, Section 422 of the Code.



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     9. Change of Control.

     9.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested.

     9.2 A "Change of Control" shall be deemed to occur on the date that any of the following events occur:

          (a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary and other than Permitted Holders) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

          (b) either (i) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (ii) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

          (c) consummation of (i) a plan of complete liquidation of the Company, or (ii) a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which the Common Stock is converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

          (d) consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.



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     9.3 For purposes of this Section 9 under the Plan, "Permitted Holders"
shall mean Miriam Olsten, Stuart Olsten, and Cheryl Olsten, and each of their spouses, their lineal descendants and their estates and their Affiliates or Associates (as defined in Rule 12b-2 of the Exchange Act) (collectively the "Olsten Stockholders"), so long as the Olsten Stockholders beneficially own 20% or less of the voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; provided, however, such percentage shall be increased on a percentage basis (rounded to the nearest whole percent) to the extent the Olsten Stockholders acquire any such capital stock on conversion of the convertible trust preferred securities which they hold on March 15, 2000.

     10. General Provisions.

     10.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Common Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon: (i) any employee of the Company, or of a Related Company, any right to continued employment; (ii) any Director of the Company any right to continued service on the Board; or (iii) any Consultant to the Company or a Related Company any right to continued service as a consultant.

     10.3 Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons, who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     10.4 With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



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     10.5 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     11. Effective Date of Plan.

     The Plan was originally adopted by the Board on November 11, 1999.



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